                                  Exhibit 1.3

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-2098


                                  July 26, 2004


As counsel for Nuveen Floating Rate Income Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 3 to the Registrant's registration statement on Form N-2 (File Nos. 333-115200 and 811-21579) on June 25, 2004.


In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,


                               /s/ Bell, Boyd & Lloyd LLC